Exhibit 99.1
Planet Fitness Announces Key Year-End Metrics

Ended 2025 with total membership of approximately 20.8 million
Full year System-Wide Same Club Sales increase of 6.7%
Opened 181 new Planet Fitness clubs
Equipment placed in 152 new franchised clubs
Company to discuss operating metrics in fireside chat at the ICR Conference on Tuesday, January 13

HAMPTON, N.H., January 12, 2026 – Planet Fitness, Inc. (NYSE: PLNT) today provided an overview of key year-end operational metrics.

As of December 31, 2025, Planet Fitness grew its membership to approximately 20.8 million members and full year system-wide same club sales increased by 6.7 percent. Additionally, in 2025, the Company placed equipment in 152 new franchised locations and opened 181 new Planet Fitness clubs, including 23 corporate-owned locations, bringing system-wide total clubs to 2,896.

Colleen Keating, Chief Executive Officer, said, “We delivered strong results in 2025 and exceeded key growth objectives we outlined at the start of the year. We continue to capture even greater opportunities in the evolving global fitness landscape and deliver value to our stakeholders. Key achievements included our franchisees proactively increasing the strength equipment in their clubs to enhance the member experience; signing up a record number of participants in our High School Summer Pass Program as we continue to resonate with younger consumers; and reaching an agreement with our franchisees to shift a portion of contributions from the Local Ad Fund to the National Ad Fund for 2026 to optimize and accelerate new marketing opportunities and drive future member growth.”

Ms. Keating continued, “We are well-positioned to meet the increasing demand for fitness with our judgement free, high-quality, and affordable experience as consumers prioritize their health and well-being. We enter 2026 with a continued focus on redefining our brand promise, enhancing our member experience, and optimizing our format to accelerate new club growth as we continue to strengthen our leadership position in the industry.”

Full Year Results

The Company plans to release its full fiscal year 2025 results and a 2026 outlook on February 24, 2026.

Exhibit 99.1

Live Webcast

Management's previously announced fireside chat presentation at the 2026 ICR Conference is scheduled for January 13, 2026, at 10:30 am Eastern Time.

A live webcast of the presentation will be available at http://investor.planetfitness.com.

About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of December 31, 2025, Planet Fitness had approximately 20.8 million members and 2,896 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia, and Spain. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. Approximately 90% of Planet Fitness clubs are owned and operated by independent businessmen and women.
Investor Contact:
Stacey Caravella, Planet Fitness
investor@planetfitness.com

Media Contact:
McCall Gosselin, Planet Fitness
press@planetcsc.com
603-957-4650

Exhibit 99.1
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to future strategy and other statements that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “opportunity,” “accelerate,” “increase,” “meet,” “enhance,” “deliver,” “achieve,” “will,” “would,” “could,” “should,” “continue,” “future,” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.
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